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                                                                    Exhibit 21.1
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                                  Subsidiaries
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Name                                                         Jurisdiction
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IMPAC International, Inc.                                    U.S. Virgin Islands
IMPAC Global Systems, Inc.                                   Delaware
IMPAC Global Systems UK Limited                              United Kingdom